Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(744,410)
Unrealized Gain (Loss) on Market Value of Futures	(3,857,590)
Dividend Income	400
Interest Income	770
ETF Transaction Fees	350
Total Income (Loss)	$(4,600,480)

Expenses
General Partner Management Fees	$29,136
Brokerage Commissions	973
NYMEX License Fee	583
Non-interested Directors' Fees and Expenses	396
Prepaid Insurance Expense	164
Other Expenses	8,541
Total Expenses	39,793
Expense Waiver	(2,714)
Net Expenses	$37,079
Net Income (Loss)	$(4,637,559)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$49,092,339
Additions (50,000 Units)	889,567
Net Income (Loss)	(4,637,559)

Net Asset Value End of Month	$45,344,347
Net Asset Value Per Unit (2,700,000 Units)	$16.79

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612